SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF  1934

Date of Report (Date of earliest event reported):  December 17, 2007

Tasty Baking Company
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5084	23-1145880
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Hunting Park Avenue, Philadelphia, Pennsylvania	19129
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (215) 221-8500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 17, 2007 (the “Effective Date”), Tasty Baking Company (the “Company”) filed Articles of Amendment (the “Articles of Amendment”) with the Commonwealth of Pennsylvania to amend its Amended and Restated Articles of Incorporation.  The Articles of Amendment amended Article FIFTH to permit the issuance of uncertificated shares of stock.  The Articles of Amendment were approved by the Company’s Board of Directors (the “Board”) on December 13, 2007.  On that same date, the Board approved several conforming amendments  to the Company’s Amended and Restated By-laws (the “By-law Amendments”) to allow for the issuance and transfer of both certificated and uncertificated shares of stock, as well as to permit the Company’s President and Secretary to sign stock certificates.  The By-law Amendments also permit the President to direct that new certificated or uncertificated shares be issued in place of lost certificates.

Both the Articles of Amendment and the By-law Amendments permitting the issuance and transfer of uncertificated shares were adopted to comply with the Nasdaq Stock Market’s requirement that Nasdaq-listed issuers be eligible, by January 1, 2008, to participate in the Direct Registration System (“DRS”).  Participation in the DRS enables investors to have shares registered in their names without the issuance of physical certificates.  Both the Articles of Amendment and the By-law Amendments became effective on the Effective Date.

The foregoing descriptions of the Articles of Amendment and the By-law Amendments are qualified in their entirety by reference to the text of the Articles of Amendment and By-law Amendments, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	The following exhibits are filed herewith:

	Exhibit 3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Tasty Baking Company

	Exhibit 3.2	First Amendment to the Amended and Restated By-Laws of Tasty Baking Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TASTY BAKING COMPANY
(Registrant)

Date: December 18, 2007	By:	/S/ David S. Marberger
David S. Marberger
Executive Vice President and Chief
Financial Officer